UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 14, 2007

                               G&K Services, Inc.
             (Exact name of registrant as specified in its charter)

         Minnesota                      0-4063                   41-0449530
(State or other jurisdiction       (Commission File             (IRS Employer
      of incorporation)                 Number)              Identification No.)

5995 Opus Parkway, Minnetonka, Minnesota                             55343
(Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (952) 912-5500

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

On August 14, 2007, G&K Services, Inc. issued a press release announcing its financial results for the fiscal quarter and fiscal year ended June 30, 2007. A copy of the press release is furnished as Exhibit 99.1 to this report. The press release contains certain non-GAAP financial measures, including the organic industrial rental growth rate and organic direct sale growth rate. The organic growth rates are calculated using industrial rental and direct sale revenues, respectively, adjusted for foreign currency exchange rate differences and revenues from newly acquired locations. Management believes that by eliminating the impact of the U.S.-Canadian exchange rate and the effects of the Company's recent business acquisitions, the organic growth rates better reflect the growth of our existing industrial rental and direct sale business and are therefore useful in analyzing the financial condition of the Company and the results of its operations.

The information in this Item 2.02 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

          (c)  Exhibits.

               99.1 Press Release dated August 14, 2007 (furnished)

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                G&K SERVICES, INC.
                                                (Registrant)


Date: August 14, 2007                           By: /s/ Jeffrey L. Wright
                                                   -----------------------------
                                                Name:  Jeffrey L. Wright
                                                Title: Senior Vice President and
                                                       Chief Financial Officer

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                                  EXHIBIT INDEX


Exhibit No.                Description
-----------                -----------

99.1                       Press Release dated August 14, 2007

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